SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):October 8, 2010
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Management Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-152608 (Commission File Number)	26-1749145 (IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01    Other Events.

In its most recent filing on Form 10-Q, the Company has previously disclosed the following relative to the Bridger-Fromberg-Bear Mountain project:

“Due to our insufficient funding levels, we failed to make the January 2010 scheduled minimum annual payment of $62,541 under our lease for the Bolzer Property, which is part of the Bridger-Fromberg-Bear Mountain project and the only mining rights we currently hold.  Although we have not received a notice of default or terminations from the lessor of the property, there is no assurance we will not receive one in the future.In addition, we have identified some potential imperfections in our legal rights to the lease for the Bolzer Property.   We have not had sufficient financial resources to resolve these potential imperfections.   Therefore, there is no assurance we have valid legal rights to the lease for the Bolzer Property.”

As a result of the recent completion of the Company’s merger with Maple Carpenter Creek Holdings, Inc., the Company’s new management was advised on October 6, 2010 that the lessors of the Bolzer Property purported to terminate the lease for the Bolzer Property effective April 26, 2010.  The Company’s previous management has disclaimed knowledge of receiving any prior termination notice.  Current management is evaluating this matter to determine what actions will be taken.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGEMENT ENERGY, INC.

Date: October 8, 2010	By:	/s/ Jack W. Hanks
Jack W. Hanks, President andChief Executive Officer